SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)  November 26, 1997
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



           1-8483                                     95-3825062
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(Commission File Number)                 (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California          90245
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(Address of Principal Executive Offices)                        (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)




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Item 5.           Other Events.


On November 26, 1997 the following news release was issued:


                     MECHANICAL PROBLEMS, MARKET CONDITIONS
                    LOWER EARNINGS FROM UNOCAL MOLYCORP UNIT
                    ----------------------------------------




         El Segundo, Calif., Nov. 26, 1997 - Unocal Corporation today said that mechanical problems at the company's Questa, N.M., molybdenum mine and continued competitive pressures from Chinese lanthanide producers are expected to reduce earnings from its Molycorp, Inc., subsidiary by $10 million (aftertax), or 4 cents per Unocal common share, in the fourth quarter 1997.

         Unocal's carbon and minerals segment, which includes Molycorp and the company's graphite and petroleum coke operations, is now expected to break even in the fourth quarter 1997. The segment reported adjusted earnings of $10 million (aftertax) in the third quarter 1997.

         The mechanical problems at Questa involved a conveyor belt that transports the ore from the mine to the mill. A portion of the belt broke in early November, causing a shutdown in production. While repairs are being made, Molycorp is doing additional development work in the mine to improve the ore grade.
         The company expects the mine to resume operation in early December, and the mill, which separates the molybdenum, will be back on-line by mid-December. The company reduced its workforce at Questa by 68 workers to adjust for reduced output because of changes in operations that have lowered ore throughput.

     Molycorp expects to resume shipments of molybdenum from Questa to its roasting contractors in January.

 Molycorp's lanthanide business continues to face lower margins and sales volumes due to intense competition from China producers. In response, Molycorp restructured operations at its lanthanide mine and processing facility at Mountain Pass, Calif. This restructuring has eliminated about 60 hourly, supervisory and management employee positions while reorganizing around a team management organization to more closely coordinate production with customer requirements.

         Unocal is a leading global energy resource and project development company, with year-end 1996 petroleum reserves of more than 9.8 trillion cubic feet of natural gas equivalent (1.6 billion barrels of oil equivalent) and major oil and gas production activities in Asia and the U.S. Gulf of Mexico. The company is also active in energy resource development in Asia and Latin America and is developing gas-marketing solutions for Turkmenistan. The company maintains twin headquarters in California and Malaysia, with major offices in Singapore, Jakarta, Bangkok and Sugar Land, Texas.

         Forward-looking statements, including estimates of financial results and production activities, in this news release are based on assumptions concerning production, market conditions, competition, and other considerations. Actual results could differ materially.

         News releases and other information about Unocal are available at the company's Internet website, www.unocal.com.




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



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                         UNOCAL CORPORATION
                                            (Registrant)




Date:  November 26, 1997                 By:  /s/ JOSEPH A. HOUSEHOLDER
------------------------                 ------------------------------
                                          Joseph A. Householder
                                          Vice President, Tax and Comptroller

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